UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2010, our board of directors adopted and approved several amendments to our bylaws. Such bylaws, as so amended (the “February 2010 Bylaws”), are attached hereto as Exhibit 3.1.

Set forth below is a summary of the salient terms and provisions of what  we believe to be material amendments to our bylaws as in effect prior to the adoption of our February 2010 Bylaws (“Prior Bylaws”), as well as a comparison of such terms and provisions to the corresponding terms and provisions, if any,  in our Prior Bylaws (all Article and Section references are to the February 2010 Bylaws):

February 2010 Bylaws

1.           Article II, Section 1 - This section provides that nomination of persons for election to our board of directors and any proposals to be considered by our stockholders at an annual meeting of stockholders may be made by:

•	the board of directors; or
•
any person who is a stockholder of record at the time of the giving of notice of a meeting as provided for in Article II, Section 2, of the February 2010 Bylaws, who is entitled to vote at such meeting and who has complied with the notice procedures set forth in Article II, Section 2.

2.           Article II, Section 2 - This section provides that in order to properly bring a proposal before an annual meeting of stockholders, including the nomination of a person for election as a director, a stockholder, among other things, must provide notice of any such proposal to our corporate secretary not less than 90 days nor more than 120 days in advance of the anniversary of the mailing of the previous year’s annual meeting’s proxy materials, subject to certain modifications if the date of the annual meeting is changed by more than 30 days from such anniversary date.

Article II, Section 2 provides that the information required in a valid notice includes, among other things:

•
certain information regarding each proposed nominee, including the number of shares beneficially owned by such person and any other direct or indirect pecuniary or economic interest in any of our capital stock; provided, that we may reasonably require any proposed nominee to furnish such other information to determine the qualifications of such nominee to serve as a director;

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for such proposal and a description of all arrangements and of any material interest with respect to such proposal; and

•
certain information regarding the stockholder giving the notice, including the number of shares beneficially owned by such person and any other direct or indirect pecuniary or economic interest in any of our capital stock and whether and the extent to which any hedging transaction has been entered into, or any other agreement has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting powers of, such stockholder with respect to any share of our stock.

3.           Article III, Section 4 - This section provides that, if at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the entire board (as constituted immediately prior thereto), the Delaware Court of Chancery,  upon application of any stockholder holding at least 10% of the total number of shares at the time outstanding and having the right to vote for the election of directors, may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace any directors chosen by the directors then in office.

Prior Bylaws

1.           The section of the Prior Bylaws corresponding to Article II, Section 1, of the February 2010 Bylaws provided that nominations of persons for election to our board of directors and any proposals to be considered by our stockholders had to have been made by:

•	the board of directors; or
•	any stockholder entitled to vote for the election of directors.

2.           The section of the Prior Bylaws corresponding to Article II, Section 2, of the February 2010 Bylaws provided that nominations of director candidates or any other business proposed by a stockholder to be conducted at any meeting must be preceded by written notification to our corporate secretary, which written notification need be so received not less than 120 days prior to such meeting. Such notification was required to contain:

•	certain information regarding each proposed nominee and the person making such nomination, including the amount of stock beneficially owned, either directly or indirectly; and
•	as to any other business that a stockholder proposed to bring before the meeting:

•	a brief description of the desired business;
•	the reasons for such proposal;
•	the number of shares beneficially owned by such stockholder; and
•	a description of the stockholder’s material interest, if any, therein.

3.           The Prior Bylaws did not contain any provision corresponding to Article III, Section 4, of the February 2010 Bylaws.

2

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2010

GRAPHON CORPORATION

By:          /s/ William Swain
Name:  William Swain
Title:  Chief Financial Officer